Exhibit 10.2

REVOLVING CREDIT PROMISSORY NOTE

$ 3,000,000.00	January 30, 2008

For value received, the undersigned, DPAC TECHNOLOGIES CORP., a California corporation, and QUATECH, INC. an Ohio corporation (collectively, the “Borrowers”), jointly and severally, promise to pay to the order of FIFTH THIRD BANK, Cleveland, Ohio, (the “Bank”), its successor and assigns, at the office set forth in the Loan Agreement (as defined below), on the date or dates and in the manner specified in ARTICLE II. of the Loan Agreement, the lesser of Three Million Dollars ($ 3,000,000.00) or the aggregate principal amount of the Revolver Advances as shown on any ledger or other record of the Bank, which shall be rebuttably presumptive evidence of the principal amount owing and unpaid on this Note.

The Borrowers promise, jointly and severally, to pay to the order of the Bank interest on the unpaid principal amount of each Revolver Advance Loan made pursuant to the Loan Agreement from the date of such Loan until such principal amount is paid in full at such interest rate(s) and at such times as are specified in ARTICLE II. of the Loan Agreement.

This Note is the Revolving Credit Promissory Note referred to in, and is entitled to the benefits of, Section 2.1. of the Credit Agreement by and between the Bank and the Borrowers dated January 30, 2008, as the same may be hereafter amended from time to time (the “Loan Agreement”). This Note may be declared forthwith due and payable in the manner and with the effect provided in the Loan Agreement, which contains provisions for acceleration of the maturity hereof upon the happening of any Event of Default and also for prepayment on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Each defined term used in this Note shall have the meaning ascribed thereto in the Loan Agreement.

Each Borrower expressly waives presentment, demand, protest, and notice of dishonor.

Each Borrower authorizes any attorney-at-law to appear in any court of record in the State of Ohio or any other state or territory in the United States after this Note becomes due, whether by lapse of time or acceleration, waive the issuance and service of process, admit the maturity of this Note, confess judgment against the Borrower in favor of any holder of this Note for the amount then appearing due hereon together with interest thereon and costs of suit, and thereupon release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain any additional judgment or judgments against each such Borrower. Each Borrower agrees that the holder’s attorney may confess judgment pursuant to the foregoing warrant of attorney. Each Borrower further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the holder.

The Borrowers acknowledges that this Note was signed in Summit County, in the State of Ohio.

FOR THE PURPOSES OF THE BELOW NOTICE, “YOU” AND “YOUR” MEANS THE BORROWER AND EACH OF THEM AND “HIS” AND “CREDITOR” MEANS THE BANK.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

DPAC TECHNOLOGIES CORP.		QUATECH, INC.

By:	/s/ Steven D. Runkel	By:	/s/ Steven D. Runkel
	Steve Runkel, Chief Executive Officer		Steve Runkel, Chief Executive Officer